NEWS RELEASE

Skystar Bio-Pharmaceutical to Present at Rodman & Renshaw
Annual Global Investment Conference

XI’AN, CHINA – September 1 , 2010 -- - Skystar Bio-Pharmaceutical Company (NASDAQ:SKBI) ("Skystar" or the "Company"), a China-based manufacturer and distributor of veterinary medicines, vaccines, micro-organisms and feed additives, today announced that the Company will present at the Rodman & Renshaw Annual Global Investment Conference at The Palace Hotel in New York City on September 13, 2010 at 2:25pm Eastern time.

The conference will include a series of one-on-one meetings with institutional investors.  Investors interested in scheduling a meeting with Mr. Weibing Lu and the management team can facilitate a request by contacting the Company at skystar@grayling.com or alternatively contact their Rodman & Renshaw representative directly.

A webcast of the event will be held live and can be heard at http://www.wsw.com/webcast/rrshq18/skbi .

An audio and slide archive the presentation will be available under the "Events and Presentations" page on the "Investor Relations" section of the Company's website at http://www.ir-site.com/skystar/events.asp. Following the live presentations, archives will be available for 90 days.

To request a one-on-one meeting or to be added to Skystar's email list, please contact Christopher Chu at skystar@grayling.com or call 646-284-9426.

To be added to the Company's email distribution for future news releases, please send your request to skystar@grayling.com.

About Skystar Bio-Pharmaceutical Company

Skystar is a China-based developer and distributor of veterinary healthcare and medical care products. Skystar has four product lines (veterinary medicines, micro-organisms, vaccines, feed additives) in development and over 240 products. Skystar has formed strategic sales distribution networks covering 29 provinces throughout China. For additional information, please visit http://www.skystarbio-pharmaceutical.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Contacts:

Skystar Bio-Pharmaceutical Company
Scott Cramer, Director –Corporate Development and U.S. Representative
(407) 645-4433

Grayling

Investor Relations
Christopher Chu
(646) 284-9426
christopher.chu@grayling.com